Filing pursuant to Rule 424(c)
                                            and 424(b)(3) of the Securities
                                                   Act of 1933, as amended.
                                         Registration Statement on Form S-3
                                                             (No. 33-85334)


                                   8,945,500 shares

                                POLYPHASE CORPORATION

                                     Common Stock


          SECOND SUPPLEMENT DATED FEBRUARY 7, 1996
          TO PROSPECTUS DATED NOVEMBER 6, 1995

                   Terms used in this Supplement and not otherwise
                    defined are used as defined in the Prospectus


               The Company previously filed the First Supplement to the Company's Prospectus on February 6, 1996 which contained an inaccuracy which is being clarified. The First Supplement disclosed that Mr. Creasy, as of January 26, 1996, owned only 12,000 shares of Common Stock; however, Mr. Creasy actually owned 821,800 plus 12,000 shares of Common Stock, approximately 6.4% of the outstanding Common Stock of the Company. Assuming that Mr. Creasy sells the 12,000 shares credited to him in the First Supplement, he will thereafter own 821,800 shares of Common Stock, which is approximately 6.0% of the outstanding Common Stock.
























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